SARM RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT

                                 by and between


                        TAP PHARMACEUTICAL PRODUCTS INC.

                                       and


                       LIGAND PHARMACEUTICALS INCORPORATED

                                      dated


                                  JUNE 22, 2001

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
ARTICLE 1 DEFINITIONS........................................................1

ARTICLE 2 REPRESENTATIONS, WARRANTIES AND COVENANTS..........................5

ARTICLE 3 RESEARCH PROGRAM...................................................6

ARTICLE 4 MANAGEMENT OF THE RESEARCH PROGRAM................................10

ARTICLE 5 DEVELOPMENT PROGRAM...............................................12

ARTICLE 6 LICENSES -- RESEARCH, DEVELOPMENT, MARKETING AND MANUFACTURING....14

ARTICLE 7 FEES, ROYALTIES AND MILESTONE PAYMENTS............................16

ARTICLE 8 ROYALTY REPORTS AND ACCOUNTING....................................17

ARTICLE 9 PAYMENTS..........................................................19

ARTICLE 10 INFRINGEMENT ACTIONS BY THIRD PARTIES............................20

ARTICLE 11 CONFIDENTIALITY..................................................20

ARTICLE 12 PUBLICATION......................................................22

ARTICLE 13 PATENTS..........................................................22

ARTICLE 14 TERM AND TERMINATION.............................................26

ARTICLE 15 INDEMNITY........................................................28

ARTICLE 16 FORCE MAJEURE....................................................29

ARTICLE 17 ASSIGNMENT.......................................................29

ARTICLE 18 NOTIFICATION OF PATENT TERM RESTORATION..........................30

ARTICLE 19 SEVERABILITY.....................................................30

ARTICLE 20 DISPUTE RESOLUTION...............................................30

ARTICLE 21 MISCELLANEOUS....................................................34

EXHIBIT A - RESEARCH PROGRAM DRAFT TECHNICAL OPERATING PLAN

EXHIBIT B - LIGAND'S SELECTIVE ANDROGEN RECEPTOR MODULATORS

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



                SARM RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT

          THIS AGREEMENT, effective the 22nd day of June, 2001 (the "Effective Date") is by and between TAP PHARMACEUTICAL PRODUCTS INC., a Delaware corporation, having its principal place of business at 675 North Field Drive, Lake Forest, Illinois 60045 ("TAP") and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation, having its principal place of business at 10275 Science Center Drive, San Diego, California 92121 ("LIGAND").

                                 R E C I T A L S
                                 ---------------

          WHEREAS, LIGAND has developed expertise, proprietary rights and compounds relating to the discovery and development of pharmaceutical products for the treatment and prevention of certain disease indications mediated through the androgen receptor; and

          WHEREAS, TAP has expertise in the development, marketing and sales of pharmaceutical products; and

          WHEREAS, TAP and LIGAND desire to engage in a joint effort to discover, develop and commercialize pharmaceutical products that are small molecule compounds which act through the androgen receptor; and

          WHEREAS, in conjunction with such joint research, development and commercialization, TAP desires to sponsor certain research and development activities to be carried out by LIGAND and LIGAND and TAP desire that TAP develop, register and commercialize products resulting from the joint research and development.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, TAP and LIGAND agree as follows:

                                    ARTICLE 1
                                    ---------
                                   DEFINITIONS
                                   -----------

          For the purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

          1.1"AFFILIATE" shall mean, with respect to a party, any other business entity that directly or indirectly controls, is controlled by, or is under common control with, such party. A business entity or party shall be regarded as in control of another business entity if it owns or, directly or indirectly controls (a) in the case of corporate entities at least *** percent (***%) (or the maximum ownership interest permitted by law) of the equity securities in the subject entity entitled to vote in the election of directors and (b) in the case of an entity that is not a corporation, at least *** percent (***%) (or the maximum ownership interest permitted by law) of the equity securities or other ownership interests with the power to direct the management and policies of such subject entity by any means whatsoever or entitled to elect the corresponding management authority. Notwithstanding the foregoing, for purposes of this Agreement, neither


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


Abbott Laboratories nor Takeda Chemical Industries, Ltd. or any of their subsidiary companies shall be deemed an "Affiliate" of TAP and such entities shall be third parties for all purposes hereunder.

          1.2"AGGREGATE ANNUAL RESEARCH FEE" shall mean the fee for a Contract Year as set forth in the table in Section 3.2 unless modified by mutual agreement of LIGAND and TAP.

          1.3"ANNUAL RESEARCH FEE" shall mean on a per FTE basis (a) for the first year of the Research Program, *** dollars ($***), and (b) for each subsequent year of the Research Program, the Annual Research Fee for the previous year increased by the percentage increase during the previous year in the Consumer Price Index (CPI) as published by the U.S. Department of Labor, Bureau of Labor Statistics. If such index ceases to be published, then such index shall be replaced with the index that most closely resembles the performance of such index, as determined by the mutual agreement of the parties.

          1.4"CLINICAL CANDIDATE" shall mean a Research Compound selected by TAP for pre-clinical development directed towards the filing of an IND.

          1.5"CONTRACT YEAR" shall mean the *** period from the Effective Date and each subsequent *** period during the Research Program Term.

          1.6"DESIGNATED TARGET" shall mean the androgen receptor.

          1.7"FDA" shall mean the United States Food and Drug Administration, any successor entity thereto and any foreign equivalent thereof.

          1.8"FIRST COMMERCIAL SALE" shall mean the first sale by TAP, its Affiliates or sublicensees of a Licensed Product in a country after any required marketing approval has been granted by the governing health authority of such country.

          1.9"FULL DEVELOPMENT" shall mean development and testing of a Clinical Candidate in humans from its declaration as a Clinical Candidate by TAP through approval by the appropriate regulatory authorities to market such Clinical Candidate as a Licensed Product in the TAP Field.

          1.10"FTE" shall mean the full-time equivalent of the scientific work of one (1) scientist for *** which equates to a total of *** or *** of scientific work on or directly related to the Research Program. Each LIGAND scientist billed to the Research Program may be an equivalent of less than or greater than one FTE, based on their hours worked, to meet Research Program requirements.

          1.11"IND" shall mean an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act and regulations promulgated thereunder, or any corresponding foreign equivalent thereof or comparable regulatory or scientific filing to initiate human clinical exposure.


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          1.12"JOINT RESEARCH COMMITTEE" or "JRC" shall mean the joint research committee composed of representatives of LIGAND and TAP described in Section 4.1 hereof.

          1.13"JOINT DEVELOPMENT COMMITTEE" or "JDC" shall mean the joint development committee composed of representatives of LIGAND and TAP described in
Section 5.2 hereof.

          1.14"LICENSED PRODUCT" shall mean a Clinical Candidate that has been approved for marketing in the Territory by TAP, its Affiliates or sublicensees.

          1.15"LIGAND FIELD" shall mean the treatment or prevention of prostate cancer, benign prostatic hyperplasia, acne and hirsutism.

          1.16"NDA" shall mean a New Drug Application as defined in the United States Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign equivalent thereof.

          1.17"NET SALES" shall mean:

          A. With respect to a Licensed Product containing a Research Compound as its sole pharmaceutically active ingredient, the gross invoiced sales of such Licensed Product by a party, its Affiliates or sublicensees to unrelated third parties less the following deductions:



                                                ***
                                                ***
                                                ***


          B. With respect to a Licensed Product containing a Research Compound and one or more other pharmaceutically active ingredients which is not a Research Compound, the gross invoiced sales of such Licensed Product in a particular country by a party, its Affiliates and its sublicensees to unrelated third parties less the deductions



                                                  ***
                                                  ***
                                                  ***

          1.18 "PATENT RIGHTS" shall mean (a) all patent applications heretofore or hereafter filed in any country within the Territory owned by or licensed to a party, or to which a party otherwise


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                                      -3-
acquires rights, claiming a Research Compound, Clinical Candidate or Licensed Product, formulations of any of the foregoing, the process of manufacture or use of a Research Compound, Clinical Candidate or Licensed Product, together with any and all patents that have issued or in the future issue therefrom and (b) all divisionals, continuations, continuations-in-part, reexaminations, reissues, renewals, extensions or additions to any such patents and patent applications and patents issuing thereon, as well as foreign equivalents of the foregoing; all to the extent and only to the extent that such party now has or hereafter will have the right to grant licenses or other rights thereunder; provided, however, Patent Rights shall not include U.S. Patent No. *** and any divisionals, continuations, continuations-in-part, reexaminations, reissues, renewals, extensions or additions to such patent, as well as foreign equivalents of the foregoing, unless such patent (or any of the foregoing) includes any claim covering a compound listed on EXHIBIT B in which case such patent (or any of the foregoing) shall be included in the Patent Rights. For purposes of illustration, Patent Rights shall include, but are not limited to U.S. Patent Application Serial Number *** .

          1.19 "RESEARCH COMPOUND" shall mean (a) a compound which is identified or confirmed as acting through or mediating the activity of the Designated Target in the Research Program and synthesized during the Research Program Term, or (b) LIGAND's selective modulators of the androgen receptor listed on EXHIBIT B hereto.

          1.20 "RESEARCH PROGRAM" shall mean, subject to Sections 3.3 and 14.3, the three (3) year program of research and testing in which LIGAND and TAP will participate and which is described generally in the Draft Technical Operating Plan set forth in Article 3 and EXHIBIT A hereto, as the same may be revised from time to time as provided in this Agreement.

          1.21 "RESEARCH PROGRAM TERM" shall mean, subject to Sections 3.3 and 14.3, the three (3) year period of the Research Program measured from the Effective Date, and any renewals and any mutually agreed extensions thereof.

          1.22 "ROYALTY TERM" shall mean, on a country-by-country basis, with respect to each Licensed Product in each country, the period of time equal to the longer of (a) *** from the date of the First Commercial Sale of a Licensed Product, (b) the date on which *** (c) with respect to the last patent, other than a Significant Patent, that provides Meaningful Exclusivity and that contains a Valid Claim, the earlier of (i) *** or (ii) *** or (d) solely in the case of a country that is not a member country of the World Trade Organization, *** . As used herein, "Meaningful Exclusivity" shall mean *** percent ( *** %) or more of the independently audited annual sales volume of all forms and formulations of products containing a Research Compound sold in a particular country, provided that the form and source of the independently audited annual sales volume data are satisfactory to both LIGAND and TAP and from a source such as IMS (Intercontinental Medical Statistics) or similar provider of such data. All expenses for such audited annual sales data will be the sole responsibility of that party which would otherwise owe a royalty.


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                                      -4-

          1.23 "SIGNIFICANT PATENT" shall mean a patent within Patent Rights that contains a Valid Claim covering either (a) the composition of a Research Compound contained in a Licensed Product or (b) one of the registered indications of a Licensed Product.

          1.24 "TAP FIELD" shall mean the treatment or prevention of hypogonadism, male sexual dysfunction, female sexual dysfunction, female osteoporosis, frailty, male hormone replacement therapy and all other indications, other than those within the LIGAND Field, with a Licensed Product.

          1.25 "TERRITORY" shall mean the entire world.

          1.26 "VALID CLAIM" shall mean any claim of an issued or granted and unexpired patent included in Patent Rights, which claim has neither (i) been held invalid or unenforceable by a court or agency of competent jurisdiction (following exhaustion of all possible appeal processes), nor (ii) been admitted by the patentee to be invalid or unenforceable.

                                   ARTICLE 2
                                   ---------
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------

          Each party hereby represents, warrants and covenants to the other party as follows:

          2.1 CORPORATE EXISTENCE AND POWER. Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (c) is in compliance with all known requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such party and would not materially adversely affect such party's ability to perform its obligations under this Agreement ("Material Adverse Effect").

          2.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all reasonably necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity.

          2.3 CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained, except to the extent such failure to obtain would not have a Material Adverse Effect on such party.

          2.4 NO CONFLICT. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not, to the best of its knowledge, conflict with or violate any requirement of applicable laws or regulations reasonably known to a party and (b) do not and shall not, to the best of its knowledge, conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such party, except to the extent that such violation, breach, default or the failure to obtain such consent would not have a Material Adverse Effect on such party.

          2.5 INTELLECTUAL PROPERTY. Such party (a) owns or is the licensee in good standing of all Patent Rights, trade secrets and other intellectual property to be used by it in connection with the Research Program, except to the extent that such use is to be based upon patents, trademarks and other intellectual property furnished by the other party pursuant to this Agreement;
(b) has received no notice of infringement or misappropriation of any alleged rights asserted by any third party in relation to any technology to be used by it in connection with the Research Program; (c) is not in default with respect to any third-party agreement under which it has rights to be used by it in connection with the Research Program; and (d) is not aware of any patent, trade secret or other right of any third party which could materially adversely affect its ability to carry out its responsibilities under the Research Program or the other party's ability to exercise or exploit any license granted to it under this Agreement. Such party agrees to immediately notify the other party in writing in the event such party hereafter receives a notice of the type referred to in (b) above, becomes in default under any third-party agreement referred to in (c) above, or becomes aware of any patent, trade secret or other right of the nature referred to in (d) above.

          2.6 DISCLAIMER OF WARRANTIES. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY LIGAND OR TAP (A) THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE PATENT RIGHTS, (B) THAT ANY PATENT WITHIN THE PATENT RIGHTS WHICH ISSUES WILL BE VALID OR ENFORCEABLE, OR (C) THAT, EXCEPT FOR THE PROVISIONS OF SECTION 2.5 HEREIN WHICH SHALL NOT BE AFFECTED BY THIS SECTION 2.6, THE USE OF ANY LICENSE GRANTED HEREUNDER OR THE USE OF ANY PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON. FURTHERMORE, NEITHER LIGAND NOR TAP MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PATENT RIGHTS EXCEPT AS PROVIDED IN SECTION 2.5.

                                   ARTICLE 3
                                   ---------
                                RESEARCH PROGRAM
                                ----------------

          3.1 Research Procedures.

               3.1.1 CONDUCT OF RESEARCH. LIGAND and TAP each shall conduct the work assigned to it in the Research Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws and regulations and with all applicable good laboratory practices and good manufacturing practices to attempt to achieve its objectives hereunder efficiently and expeditiously. LIGAND and TAP each shall proceed diligently with the work set out in the Research Program assigned to it by using their respective good faith efforts to provide, among others, the following resources:

          (a) in the case of LIGAND, allocation of that number of FTEs per year determined by dividing the Aggregate Annual Research Fee for a Contract Year by the Annual Research Fee for that year, using personnel with sufficient skills and experience, together with sufficient equipment and facilities, to carry out LIGAND's obligations under the Research Program and to accomplish the objectives thereunder, provided, however, that at least *** ( *** %) of the FTEs shall be made up of persons engaged full time in the Research Program; and

          (b) in the case of TAP, allocation of a reasonable amount of time and effort, using personnel or third parties with sufficient skills and experience, together with sufficient equipment and facilities, to carry out TAP's obligations under the Research Program and to accomplish the objectives thereunder.

               3.1.2 SCREENING RESPONSIBILITY. LIGAND shall be responsible for conducting *** as set forth in the Research Program and as designated by the JRC and shall promptly inform TAP and the JRC of the progress and results thereof.

               3.1.3 USE OF RESEARCH FUNDING. LIGAND shall use the research funding it receives from TAP under the Agreement for the purpose of achieving the objectives of the Research Program.

               3.1.4 SUBCONTRACTS DURING RESEARCH PROGRAM. Neither LIGAND nor TAP shall subcontract to Affiliates or third parties portions of the Research Program to be performed by it without the prior consent of the JRC, which consent shall not be unreasonably withheld. Any agreement between a party and a subcontractor shall contain confidentiality obligations equivalent in scope to the confidentiality obligations contained in this Agreement to protect LIGAND's confidential information for as long a duration as is reasonably possible, up to the duration of TAP's obligations contained herein but in any case not less than *** beyond the conclusion of work contemplated in the Agreement with the subcontractor, and shall be in compliance in all material respects with all requirements of applicable laws and regulations, together with all applicable good laboratory practices and good manufacturing practices. The contracting party shall supervise and be responsible under this Agreement for such subcontract work.

          3.2 FUNDING OF THE RESEARCH PROGRAM. In consideration for LIGAND's performance of its obligations under the Research Program, TAP shall pay LIGAND, at a minimum, an amount equal to *** percent ( *** %) of the Aggregate Annual Research Fee set forth below on a quarterly basis in advance for services to be performed by LIGAND under the Research Program. The first payment shall be due and payable on the fifth business day following the


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                                      -7-

Effective Date. Subsequent payments shall be due and payable on or before the fifteenth business day prior to the commencement of each subsequent quarterly period.

                                  MINIMUM                   MINIMUM AGGREGATE
CONTRACT YEAR                       FTES                   ANNUAL RESEARCH FEE
     ***                            ***                         ***
     ***                            ***                         ***
     ***                            ***                         ***

*Subject to CPI adjustment per Section 1.3 herein

The FTEs and Aggregate Annual Research Fee shown above is the minimum amount to be allocated by LIGAND and paid by TAP under the Research Program, and may be increased as recommended by the JRC, and approved in writing by TAP and LIGAND. In the event this Agreement is terminated by TAP pursuant to Section 14.2, TAP shall be entitled to (a) a *** refund of the minimum Aggregate Annual Research Fee previously paid to LIGAND for the particular quarterly period during which the Agreement is terminated as well as (b) a *** refund of all payments which have been made for any subsequent quarterly period, to the extent such amounts have already been paid. Such refund shall be made by LIGAND to TAP within forty-five (45) days of the date that TAP terminates this Agreement. Within thirty (30) days after the end of each Contract Year, a reconciliation shall be made based upon the records of LIGAND and LIGAND shall remit to TAP the excess, if any, of the Aggregate Annual Research Fee for such Contract Year, if any, over the product of the Annual Research Fee for such Contract Year multiplied by the number of LIGAND FTEs used in the Research Program during such Contract Year.

          3.3 ANNUAL RENEW OPTION. TAP shall have the option to extend the original term of the three-(3) year Research Program by up to two (2) additional one-(1) year terms. At least *** prior to the *** anniversary of the Effective Date, TAP shall provide LIGAND with written notice of its intent to extend the Research Program for an *** . Should TAP desire to further extend the Research Program for yet *** it shall provide LIGAND with written notice of its intent at least *** prior to the extended *** anniversary of the Effective Date. The amount paid to LIGAND per FTE shall, at a minimum, be in accordance with Section
1.3 herein, and the Aggregate Annual Research Fee shall, at a minimum, be the same as for Contract Year *** under Section 3.2 herein, plus any increase for CPI adjustments per Section 1.3 herein, unless otherwise authorized by the JRC.

          3.4 LIGAND RESEARCH PROGRAM EXPENSES. TAP shall reimburse LIGAND for all reasonable expenses authorized by the JRC and incurred by LIGAND, which are not covered by the Aggregate Annual Research Fee, within thirty (30) days of the presentation of an invoice by LIGAND for the same.

          3.5 EXCLUSIVITY.


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                                      -8-

               3.5.1 During the Research Program Term, subject to Section 3.5.2, LIGAND and TAP shall work exclusively with each other, whether directly, indirectly or through an Affiliate, in the TAP Field; provided, TAP shall have the right to distribute and/or co-promote Androgel with Unimed Pharmaceuticals, Inc. pursuant to that certainCo-Promotion Agreement dated 1 June 2001.

               3.5.2 Notwithstanding the provisions of Section 3.5.1 above, but subject to TAP's license rights under Article 6 below and the parties' confidentiality obligations set forth in Articles 11 and 12 below, LIGAND shall have the right to ***

          3.6 RESEARCH PROGRAM RECORDS AND REPORTS.

               3.6.1 RECORDS. LIGAND and TAP each shall maintain records, in sufficient detail and in good scientific manner appropriate for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under all applicable laws and regulations). Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Program including any data required to be maintained pursuant to all requirements of applicable laws and regulations.

               3.6.2 INSPECTION OF RECORDS. LIGAND and TAP each, at its own expense, shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all scientific and technical records and reports related to the Research Program and reasonably deemed relevant by the JRC for the performance of such party's obligations hereunder. Each party shall maintain such records and the information of the other party contained therein in confidence in accordance with Section 11.1 below and shall not use such records or information except to the extent otherwise permitted by the Agreement.

               3.6.3 RESEARCH REPORTS. LIGAND and TAP each shall keep the other party fully informed as to all discoveries and technical developments made under the Research Program. LIGAND and TAP each shall prepare, and distribute to the other party, a reasonably detailed written summary report at the meetings of the JRC, but no later than *** of the actual work being completed, whichever time period is shorter. LIGAND and TAP shall, upon the reasonable request of the other party, provide the requesting party with appropriate final reports of research studies conducted under the Research Program for use in connection with the filing of an IND or Full Development of a Research Compound as contemplated hereunder ("Final Reports"). During the Research Program Term, the preparation of Final Reports shall be at no charge to the requesting party; following the Research Program Term, the requesting party may obtain such Final Reports only if such party agrees to pay the reasonable direct costs associated with the preparation of such Final Reports.


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                                      -9-

                                       ***



                                   ARTICLE 4
                                   ---------
                       MANAGEMENT OF THE RESEARCH PROGRAM
                       ----------------------------------

          4.1 JOINT RESEARCH COMMITTEE.

               4.1.1 COMPOSITION OF THE JRC. The Research Program and all pre-clinical testing of Research Compounds, including Clinical Candidates, shall be conducted under the direction of the JRC. The JRC shall be composed of three
(3) named representatives of TAP and three (3) named representatives of LIGAND. The initial members of the JRC shall be as set forth below:

         LIGAND REPRESENTATIVES                         TAP REPRESENTATIVES
                 ***                                            ***
                 ***                                            ***
                 ***                                            ***

Each party may replace one or more of its representatives on the JRC from time to time in its sole discretion, with prior written notice to the other party.

               4.1.2 RESPONSIBILITIES OF THE JRC. The JRC shall supervise and coordinate the Research Program. In addition to the other responsibilities specifically given to the JRC in this Agreement, the JRC shall also, for example, (a) review the research by LIGAND and TAP under the Research Program and the pre-clinical testing of Research Compounds before commencement of Full Development, (b) monitor the progress of the Research Program and evaluate the work performed and the results obtained in relation to the goals of the Research Program, (c) plan future activities under, and make any necessary or desirable modifications to, the Research Program, (d) subject to the minimum FTE requirement of Section 3.2, recommend adjustment to the size and composition of LIGAND's research team , (e) recommend Research Compounds for further evaluation by the parties under the Research Program and for designation as Clinical Candidates (typically conducted *** prior to anticipated IND filing) and (f) recommend Clinical Candidates for Full Development by TAP.

               4.1.3 MEETINGS OF THE JRC. The JRC shall meet at least once each three (3) month period during the Research Program Term, at such times and places as agreed to by LIGAND and TAP, alternating between San Diego and Lake Forest, or such other locations as the parties shall agree. LIGAND shall be responsible for hosting the first meeting of the JRC. The JRC shall continue to meet after the expiration of the Research Program so long as TAP, its Affiliates or sublicensees are developing Research Compounds that have not commenced Full Development. Meetings of the JRC may be attended by such other directors, officers, employees, consultants and other agents of LIGAND and TAP as the parties from time to time


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

reasonably agree. The party hosting a JRC meeting shall submit an agenda to the other party at least thirty (30) days prior to the JRC meeting the party is hosting. Such an agenda shall be freely amendable by the parties up to five (5) days prior to the meeting. The party hosting each meeting of the JRC promptly shall prepare, and deliver to the other party within fifteen (15) business days after the date of such meeting, minutes of such meeting setting forth all decisions of the JRC relating to the Research Program in form and content reasonably acceptable to the other party. Minutes shall be deemed approved unless any member of the JRC objects to the accuracy of such minutes in writing to the other party within *** after receipt. If a party objects to the minutes and the objection is not resolved, the objection will be deemed a dispute and resolved pursuant to Article 20 hereof. In addition to the quarterly in-person meetings described herein, the JRC may schedule additional in-person and telephonic meetings, as necessary, in which case the party desiring to hold the additional meeting shall be responsible for preparing the agenda and minutes of such meeting as described herein.

               4.1.4 ACTIONS BY THE JRC. Any approval, determination or other action agreed to by a majority of the TAP members and a majority of the LIGAND members of the JRC present at the relevant JRC meeting (whether quarterly or otherwise and either in-person or telephonic) shall be the approval, determination or other action of the JRC; provided, however, that at least two
(2) representatives of each party shall be present at such meeting.

          4.2 DISAGREEMENTS. All disagreements within the JRC shall be resolved in the following manner:

               4.2.1 Within *** of the relevant JRC meeting, the representatives of the JRC shall present the disagreement to *** on behalf of LIGAND, and *** on behalf of TAP or their designees.

               4.2.2 Such executives shall confer within *** of the relevant JRC meeting to discuss each party's view and to explain the basis for their respective positions of such disagreement, and in good faith shall attempt to resolve such disagreement between themselves.

               4.2.3 If such executives cannot resolve such disagreement within *** of the relevant JRC meeting, then such disagreement shall be resolved pursuant to Article 20 hereof.

          4.3 AVAILABILITY OF EMPLOYEES. Each party shall make its employees engaged in the Research Program and relevant reports of non-employee consultants available, upon reasonable notice during normal business hours, at their respective places of employment to consult with the other party on issues arising during the Research Program and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues.

          4.4 VISIT OF FACILITIES. Representatives of LIGAND and TAP may, upon reasonable notice during normal business hours, (a) visit the facilities where the Research Program is being conducted, to the degree that such rights can be reasonably acquired from third parties (b) consult informally, during such visits and by telephone, with personnel of the other party


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                                      -11-
performing work on the Research Program, and (c) with the other party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any experiments being conducted by such other party in connection with the Research Program. On such visits, an employee of the party conducting the research or development shall accompany the employee(s) of the visiting party. If requested by the other party, LIGAND and TAP shall cause appropriate individuals working on the Research Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request.

                                   ARTICLE 5
                                   ---------
                               DEVELOPMENT PROGRAM
                               -------------------

          5.1 RECOMMENDATION OF CLINICAL CANDIDATES. LIGAND, TAP and/or the JRC from time to time shall make recommendations of Research Compounds as Clinical Candidates for development by TAP, including Full Development. TAP shall have the right in its sole discretion, but without the obligation, to select Research Compounds as Clinical Candidates (Declaration of Clinical Candidate) and shall give prompt written notice to LIGAND of each such selection. TAP shall conduct such development of each such selected Clinical Candidate as TAP desires and shall inform LIGAND, the JRC and/or JDC, as appropriate, of the progress and results thereof. TAP, at its sole expense, shall fund the costs of development of any such Clinical Candidate.

          5.2 Joint Development Committee.

               5.2.1 COMPOSITION OF THE JDC. The Joint Development Committee ("JDC") shall be composed of two (2) named representatives of TAP and two (2) named representatives of LIGAND. TAP and LIGAND shall identify the initial members of the JDC within thirty (30) days of the commencement of Full Development for the first Clinical Candidate by TAP. Each party may replace one or more of its representatives on the JDC from time to time in its sole discretion, with prior written notice to the other party.

               5.2.2 RESPONSIBILITIES OF THE JDC. The purposes of the JDC shall be to monitor and comment upon the Full Development of Clinical Candidates through the initiation of Phase III Clinical Trials. As part of its responsibilities, the JDC shall review and recommend clinical development plans and progress on Phase I and Phase II studies, through initiation of Phase III studies. The party hosting each meeting of the JDC promptly shall prepare, and deliver to the other party within thirty (30) days after the date of such meeting, minutes of such meeting setting forth all recommendations of the JDC relating to the Full Development of each Clinical Candidate in form and content reasonably acceptable to the other party.

               5.2.3 MEETINGS OF THE JDC. The JDC shall meet at least once each four (4) month period during the period of time any Clinical Candidate is undergoing Full Development, through the initiation of Phase III Clinical Trials for the last Clinical Candidate in Full Development, at such times and places as agreed to by LIGAND and TAP, alternating between San Diego and Lake Forest, or such other locations as the parties shall agree. Meetings of the JDC may be attended by such other directors, officers, employees, consultants and other agents of LIGAND and TAP as the parties from time to time reasonably agree.

               5.2.4 RECOMMENDATIONS BY THE JDC. Any recommendations agreed upon to by a majority of the TAP members and a majority of the LIGAND members of the JDC present at the relevant JDC meeting shall be reviewed and given serious consideration by TAP, its Affiliates or sublicensees in the Full Development of Clinical Candidates.

          5.3 FULL DEVELOPMENT. TAP, at its sole expense, shall fund the costs of Full Development of Clinical Candidates and Licensed Products. Notwithstanding anything else in this Agreement, but subject to LIGAND's rights under Article 6, TAP shall have the sole discretion to determine which Clinical Candidates and/or Licensed Products to develop or market, or to continue to develop or market, those for which regulatory approval to market will be sought, and when and where and how and on what terms and conditions, to market such Licensed Products in the Territory. LIGAND shall within a reasonable period of time transfer all relevant technical information relating to a particular Clinical Candidate in Full Development by TAP to TAP prior to the initiation by TAP of Phase II studies with respect to such Clinical Candidate; provided LIGAND shall have no obligation to transfer to TAP any LIGAND Information (as defined in Section 11.2 below) related to LIGAND's proprietary technologies or processes not licensed hereunder.

          5.4 DEVELOPMENT INFORMATION. TAP shall keep LIGAND informed as to the progress of Clinical Candidates and Licensed Products through Full Development within the TAP Field, and the filing and obtaining of the approvals necessary for marketing. Within *** after the end of the second calendar quarter following the designation of a Clinical Candidate by TAP and every *** thereafter, TAP shall provide to LIGAND a reasonably detailed written report which shall describe the progress and plans, including clinical development plans, for each Clinical Candidate and any resulting Licensed Products, all as supported by adequate updated data.

          5.5 TAP'S DILIGENCE OBLIGATIONS. TAP shall use its good faith efforts to conduct such pre-clinical and human clinical trials as TAP determines are necessary or desirable to obtain regulatory approvals to manufacture and market Licensed Products in the Territory as TAP desires and diligently to develop, seek necessary approval to market, commence marketing and market Licensed Products in the Territory.

          5.6 VISIT OF FACILITIES. Representatives of LIGAND and TAP may, upon reasonable notice during normal business hours, with the other party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any experiments being conducted by such other party in connection with Full Development to the degree that such rights can reasonably be acquired from third parties. On such visits, an employee of the party conducting the development shall accompany the employee(s) of the visiting party. If requested by the other party, LIGAND and TAP shall cause appropriate individuals working on Full Development to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request.

                                   ARTICLE 6
                                   ---------
                       LICENSES -- RESEARCH, DEVELOPMENT,
                       ----------------------------------
                           MARKETING AND MANUFACTURING
                           ---------------------------

          6.1 LICENSE GRANT TO TAP. Subject to the provisions hereof, LIGAND hereby grants to TAP an exclusive license, with the right to sublicense, within the TAP Field and Territory under LIGAND's Patent Rights and trade secrets, to make, have made, use, have used, import, export, sell, offer for sale, have sold or otherwise have developed or develop Clinical Candidates selected for Full Development by TAP hereunder. The license granted in this Section 6.1shall not include a license to, or the right to practice or otherwise use LIGAND's co-transfection technology, or any other LIGAND technology useful in the identification and/or characterization of Research Compounds. The license provided in this Section 6.1 shall be exclusive even as to LIGAND, except as otherwise provided in Sections 6.4 and 6.5 of this Agreement.

          6.2 LICENSE GRANT TO LIGAND. Subject to the provisions hereof, TAP hereby grants to LIGAND an exclusive license, with the right to sublicense, within the LIGAND Field, which license shall be exclusive even as to TAP with respect to Research Compounds, under TAP's Patent Rights and trade secrets throughout the Territory, including TAP's rights in any jointly owned Patent Rights, which would be infringed but for such license, to make, have made, use, have used, sell, offer for sale, have sold, export and import products within the LIGAND Field. Subject to Section 3.5.1, TAP retains the right to practice TAP Inventions (as defined in Section 13.1 below) for any purpose whatsoever in any and all fields other than the LIGAND Field.

          6.3 LIMITATION ON SUBLICENSE RIGHTS. Each party shall deliver a copy of each sublicense to the other party promptly after execution. In addition to provisions allowing such party to disclose the existence of any sublicense and its terms to the other party, any sublicense granted by a party shall contain terms and conditions substantially similar to *** of this Agreement, but no sublicense or other agreement shall relieve a party of any obligations under this Agreement.

          6.4 LIGAND OPTION. No less than *** prior to the expiration of the initial three (3) year term of the Research Program, LIGAND may provide written notice (the "LIGAND Notice") to TAP of its intent to exercise the LIGAND Option (as defined below). Within *** of TAP's receipt of the Ligand Notice, TAP shall have the right to select up to a maximum of *** Research Compounds, a minimum of *** of which shall have been declared Clinical Candidates. Within *** following the expiration of the initial three (3) year term of the Research Program and following delivery of the LIGAND Notice, LIGAND shall have the right to select (the "LIGAND Option") for development and commercialization one (1) Research Compound and one (1) backup Research Compound for indications within the TAP Field (the "Selected Research Compound(s)"), said Research Compound and backup Research Compound being selected from among those Research Compounds that TAP has not selected hereunder. Following LIGAND's exercise of the LIGAND Option, LIGAND shall have the exclusive, worldwide right and license, including the right to grant sublicenses, to develop and commercialize the Selected Research Compound(s) in the TAP Field. TAP shall have the right,


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                                      -14-
exercisable within *** after the receipt of Phase IIA data from LIGAND for the Selected Research Compound(s), to negotiate with LIGAND regarding the co-development and co-promotion of said Selected Research Compound(s) for any indications within the TAP Field within the United States and Canada. The terms of such co-development and co-promotions shall be negotiated in good faith between the parties for a period of up to *** following LIGAND's delivery of Phase IIA Data for the Selected Research Compound(s). If LIGAND and TAP are unable to agree upon the terms of such co-development and co-promotion within said *** period of time, then LIGAND agrees that it shall not offer substantially more favorable terms to a third party for the right to co-develop and co-promote the Selected Research Compound(s) within the TAP Field and within the United States and Canada without first offering the same terms to TAP. Should TAP choose not to exercise its right to negotiate for the co-development and co-promotion of the Selected Research Compound(s), then LIGAND shall be required to report and pay a royalty of *** percent ( *** %) of the Net Sales of such Selected Research Compound(s) within the TAP Field in the same manner as TAP under Articles 7, 8 and 9 of this Agreement, except that no such royalty shall be owed by LIGAND to TAP with respect to Research Compound(s) listed on EXHIBIT B hereto, unless such Research Compounds were the subject of *** relevant IN VIVO (animal) studies under the Research Program.

          6.5 AFTER EXPIRATION. Within *** of the end of the Research Program Term, TAP shall have the right to select additional Research Compounds (other than Selected Research Compounds) to the extent necessary to replace any Research Compounds previously selected by TAP under Section 6.4 (including any Clinical Candidates previously included therein) and subsequently dropped from development by TAP, such that TAP shall have up to *** Research Compounds, a minimum of *** of which shall have been declared Clinical Candidates, selected under this Section 6.5 and under Section 6.4 at the end of *** period following the end of the Research Program Term. LIGAND shall then have the right in its sole discretion at its sole expense, for its own benefit or together with an Affiliate or a third party, to develop and commercialize within the Territory for any and all indications, any Research Compound(s) not selected by TAP under this Section 6.5 ("Remaining Research Compounds"). LIGAND shall be required to report and pay a royalty of *** percent ( *** %) of the Net Sales of such Remaining Research Compound(s) within the TAP Field in the same manner as TAP under Articles 7, 8 and 9 of this Agreement, except that no such royalty shall be owed with respect to Research Compound(s) listed on EXHIBIT B hereto, unless such Research Compounds were the subject of *** relevant IN VIVO (animal) studies under the Research Program.

          6.6 INFORMATION CONCERNING SELECTED RESEARCH COMPOUNDS. LIGAND shall keep TAP informed as to the progress of any Selected Research Compounds or Remaining Research Compounds to which LIGAND shall have rights pursuant to
Section 6.4 or 6.5, respectively, through approval by the appropriate regulatory authorities to market any such Selected Research Compound or Remaining Research Compound as a product in the TAP Field, including the filing and obtaining of the approvals necessary for marketing. Within *** after the end of the *** following the exercise of LIGAND's option under Section 6.4 and every *** thereafter, LIGAND shall provide to TAP a reasonably detailed written report which shall describe the progress and plans, including clinical development plans, for each Selected Research Compound,


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                                      -15-
all as supported by adequate updated data. LIGAND shall provide TAP with the opportunity to discuss the information contained in any such reports with appropriate LIGAND personnel.

                                    ARTICLE 7
                                    ---------
                               FEES, ROYALTIES AND
                               -------------------
                               MILESTONE PAYMENTS
                               ------------------

          7.1 ROYALTIES PAYABLE BY TAP. TAP shall pay to LIGAND, throughout the Royalty Term, royalties on Licensed Products equal to the following percentages of Net Sales calculated each year on a product-by-product basis, by TAP, its Affiliates and sublicensees in the Territory:

                                   ANNUAL NET SALES (IN MILLIONS)
         PERCENTAGE                OF EACH LICENSED PRODUCT IN THE TERRITORY
         ----------                -----------------------------------------
         ***                            ***
         ***                            ***
         ***                            ***

For the purposes of clarification, when determining the applicable royalty percentage set forth above, the annual Net Sales of all forms, formulations and combinations of a particular Licensed Product across the Territory shall be aggregated.

Royalties under this Article 7 shall be payable only once with respect to a given Licensed Product, regardless of the number of Valid Claims within the Patent Rights pertaining to the Licensed Product, or the number of countries in which the manufacture, use or sale of a given Licensed Product occurs.

          7.2 ROYALTY OFFSET. Subject to the provisions of Section 10.1, if TAP becomes obligated after the Effective Date, to pay royalties to any third party in connection with the manufacture, use or sale of a Clinical Candidate or Licensed Product within the TAP Field, *** percent ( *** %) of such royalties shall be creditable against royalties otherwise payable to LIGAND under this Agreement, provided such credit shall not exceed *** percent ( *** %) of the royalty which would otherwise be payable to LIGAND.

          7.3 MILESTONE PAYMENTS. As consideration for additional Clinical Candidate and Licensed Product development milestones when achieved by LIGAND, TAP shall make the following non-refundable payments to LIGAND.

               7.3.1 PROVISION OF LGD2226 DRUG SUBSTANCE. TAP shall pay LIGAND three million, five hundred thousand dollars ($3,500,000.00) when LIGAND provides to TAP no less than 8 kg of GMP LGD2226 Drug Substance formally released by LIGAND Quality Assurance and Quality Control as having passed all appropriate quality tests, together with a comprehensive report which, in LIGAND's judgment, summarizes the supporting information regarding: (a) the LIGAND developed Drug Substance manufacturing process, (b) Drug Substance analytical


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                                      -16-
methods for release testing and stability monitoring developed by LIGAND, and
(c) development of LIGAND clinical prototype formulations (0.1 and 1 mg dose sizes) of the Drug Substance. This payment cannot be offset against any other payments due pursuant to this Agreement.

               7.3.2 STAGES OF DEVELOPMENT. When the following Stages of Development are achieved, TAP shall pay LIGAND the milestone payments at the times set forth below with respect to each Clinical Candidate or Licensed Product, as the case may be.

         Stage of Development                Milestone Payment (in millions)
                 ***                                  ***
                 ***                                  ***
                 ***                                  ***
                 ***                                  ***
                 ***                                  ***
                 ***                                  ***
         TOTAL

As used herein, "Major Market" shall mean *** . "Major Market Approval" shall mean final approval to market a Licensed Product in a Major Market, and "Initiation" of Phase II or Phase III shall be deemed to occur upon the enrollment of the first patient in the given Phase II or Phase III clinical trial in a Major Market. If Milestone Payments are made on a Clinical Candidate that does not achieve Major Market Approval for a given indication, then one (1) backup Research Compound or Clinical Candidate at any one time, as the case may be, can be substituted for the unapproved Clinical Candidate in the same indication, and no additional Milestone Payments shall be due on the backup Clinical Candidate until it has advanced beyond the last stage of development on which a Milestone Payment was paid for the unapproved Clinical Candidate. Milestone Payments pursuant to this Section 7.3.2 shall be payable only once for each Clinical Candidate that achieves Major Market Approval. However, once a Clinical Candidate achieves Major Market Approval, then all other Clinical Candidates developed by TAP for the same indication shall be subject to their own set of Milestone Payments pursuant to this Section 7.3.2, such that for each additional Clinical Candidate receiving Major Market Approval, TAP shall pay LIGAND the full set of Milestone Payments totaling *** dollars ($ *** ). No additional milestone payments shall be due for additional Major Market Approvals for each Clinical Candidate or Licensed Product.

                                   ARTICLE 8
                                   ---------
                         ROYALTY REPORTS AND ACCOUNTING
                         ------------------------------

          8.1 REPORTS, EXCHANGE RATES. During the term of this Agreement following the First Commercial Sale of a Licensed Product, TAP shall furnish to LIGAND a written report within sixty (60) days of the end of each calendar quarter showing in reasonably specific detail, on a country by country basis,
(a) the gross sales of all Licensed Products sold by TAP, its Affiliates


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                                      -17-
and its sublicensees in the Territory during the Reporting Period (as defined in this Section 8.1 below) to which the report is applicable and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon Net Sales of Licensed Products; (c) withholding taxes, if any, required by law to be deducted in respect of such sales; (d) the dates of the First Commercial Sales of any Licensed Products in any country in the Territory during the Reporting Period; and (e) the exchange rates used in determining the amount of U.S. dollars. With respect to sales of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and royalties payable shall be expressed in U.S. dollars. With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and royalties payable shall be expressed in the domestic currency of the party making the sale together with the U.S. dollar equivalent of the royalty payable, calculated using the Inter Bank rate set forth in the International Report published by International Reports Inc. as Foreign Exchange Rates quoted in New York on the day nearest the last business day of the calendar quarter. As used in this Section 8.1, the term "Reporting Period" shall mean the fiscal quarter ending on the final day of March, June, September and December (as the case may be).

          8.2 AUDITS.

               8.2.1 Upon the written request of a party and not more than *** in each calendar year, the other party shall permit an independent certified public accounting firm of nationally recognized standing, selected by the party requesting the audit and acceptable to the other party,(whose acceptance shall not be unreasonably withheld) at the requesting party's expense, to have access during normal business hours to such of the records of the other party as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than *** prior to the date of such request. The accounting firm shall disclose to the requesting party only whether the records are correct or not and, if applicable, the specific details concerning any discrepancies. No other information shall be shared unless the audited party invokes the dispute resolution proceedings of Article 20.

               8.2.2 If such accounting firm concludes that additional royalties were owed during such period, the audited party shall pay the additional royalties within *** of the date the requesting party delivers to the audited party such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by the requesting party; PROVIDED, HOWEVER, if the audit discloses that the royalties payable by the audited party for the audited period are more than *** percent ( *** %) of the royalties actually paid for such period, then the audited party shall pay the reasonable fees and expenses charged by such accounting firm.

               8.2.3 The parties shall include in each permitted sublicense granted by it pursuant to the Agreement a provision requiring the sublicensee to make reports to the sublicensor, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by the licensing party's accounting firm to the same extent required of parties in Section 8.2.1 under this Agreement. Upon the expiration of *** following the end of


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                                      -18-
any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon LIGAND, TAP and its sublicensees, and such sublicensees shall be released from any liability or accountability with respect to royalties for such year.

          8.3 CONFIDENTIAL FINANCIAL INFORMATION. The parties shall treat all financial information subject to review under this Article 8 or under any sublicense agreement as confidential, and shall cause its accounting firm to retain all such financial information in confidence, except as otherwise specified in Section 8.2.1.

                                   ARTICLE 9
                                   ---------
                                    PAYMENTS
                                    --------

          9.1 PAYMENT TERMS. Royalties shown to have accrued by each royalty report provided for under Article 8 of this Agreement shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

          9.2 PAYMENT METHOD. All royalties and other payments by TAP to LIGAND under this Agreement shall be made by bank wire transfer in immediately available funds to such account as LIGAND shall designate at least thirty (30) days before such payment is due; provided, however, that any fees or taxes imposed on a transfer by a non-United States Bank that would not be imposed on a transfer by a United States Bank shall be paid by TAP. If at any time legal restrictions in any country in the Territory prevent the prompt remittance in the manner set forth in this Section 9.2 of part or all royalties owing with respect to Licensed Product sales in such country, then the parties shall mutually determine a lawful manner of remitting the restricted part of such royalty payments so long as such legal restrictions exist.

          9.3 WITHHOLDING TAXES. The parties may deduct the amount of any taxes imposed on the other party which are required to be withheld or collected by the party remitting payment, its Affiliates or sublicensees under the laws of any country on amounts owing from one party to the other party hereunder to the extent one party, its Affiliates or sublicensees pay to the appropriate governmental authority on behalf of the other party such income taxes. The party withholding such taxes shall promptly deliver to the other party proof of payment of such taxes together with copies of all communications from or with such governmental authority with respect thereto.

          9.4 LATE PAYMENTS. Unless otherwise provided in this Agreement, a party shall pay interest to the other party on the aggregate amount of any payments by a party that are not paid on or before the date such payments are due under the Agreement at a rate per annum equal to the lesser of the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time, plus *** percent ( *** %), or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent.


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                                      -19-

                                   ARTICLE 10
                                   ----------
                      INFRINGEMENT ACTIONS BY THIRD PARTIES
                      -------------------------------------

          10.1 If a party, or to its knowledge, any of its Affiliates, sublicensees or customers shall be sued by a third party for infringement of a patent because of the development, manufacture, use or sale of Research Compounds, Clinical Candidates or Licensed Products, such party shall promptly notify the other in writing of the institution of such suit. The party sued shall control the defense of such suit at its own expense. The other party shall cooperate fully in the defense of such suit and shall furnish to the party that has been sued all evidence and assistance in its control. The party sued shall make a preliminary decision to defend or not defend its interests in such suit and shall so notify the other party in writing of its decision within *** business days of the institution of such a suit. If a party after electing to defend a suit should at any time elect to drop such defense, said party shall immediately notify the other party. If the party sued notifies the other party in writing per the above that it shall not defend such a suit, then the other party shall have the right, but not the obligation, to defend its interests in such a suit, and shall have the right to litigate, settle or otherwise dispose of such suit as its sees fit, provided, however, that such other party may not settle such suit in a manner that would materially impact or adversely affect the Patent Rights of the party originally sued. Any judgments, settlements or damages payable with respect to legal proceedings covered by this Article 10 shall be paid by the party which controls the litigation, subject to any claims against the other party for breach of or indemnification under this Agreement or otherwise available at law or in equity. Any third party royalty payments required to be paid as the result of a judgment or settlement under this Article 10 shall be paid by the party controlling the suit subject to any claims against the other party for breach of or indemnification under this Agreement or otherwise available at law or in equity; PROVIDED, HOWEVER, in the case of a Licensed Product sold by TAP, if such third party royalty payments arise from the infringement of a patent having a claim or claims which cover the screening activities of LIGAND under the Research Program, the third party royalty payments shall be creditable against royalties owed LIGAND under this Agreement; PROVIDED, FURTHER, that in no event shall the credit taken for any third party royalties (notwithstanding the provisions of Section 7.2) be in excess of *** percent ( *** %) of the royalty due LIGAND under this Agreement for Licensed Product sales which caused such third party royalty payments, subject to any claims for breach of or indemnification under this Agreement or otherwise available at law or in equity.

                                   ARTICLE 11
                                   ----------
                                 CONFIDENTIALITY
                                 ---------------

          11.1 NONDISCLOSURE OBLIGATIONS. Except as otherwise provided in this
Article 11 and subject to Article 12 hereof, during the term of the Agreement and for a period of *** thereafter, (a) both parties shall maintain in confidence information and data disclosed to the other party prior to the Effective Date or resulting from or related to the Research Program or the development of Research Compounds, Clinical Candidates or Licensed Products; and
(b) both parties shall also maintain in confidence and use only for purposes of this Agreement all information and data supplied by the other party whether supplied prior to or after the Effective


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                                      -20-

Date, which if disclosed in writing is marked "Confidential," or if disclosed orally is promptly thereafter confirmed in writing to be confidential.

          11.2 PERMITTED DISCLOSURES. For purposes of this Article 11, information and data described in Sections 11.1 (a) or (b) above shall be referred to as "Information." To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, (w) a party may disclose Information it is otherwise obligated under this Article 11 not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such persons or entities agree to abide by confidentiality obligations equivalent in scope to the confidentiality obligations contained in this Agreement and for as long a duration as is reasonably possible, up to the duration of TAP's obligations contained herein but in any case not less than *** years beyond the completion date of the third parties obligations; (x) a party or its Affiliates or sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials with, and to commercially market the Licensed Product, provided that the disclosing party shall request confidential treatment thereof; (y) a party may disclose Information as required by applicable law, regulation or judicial process, provided that such party shall give the other party prior written notice thereof and reasonable (as dictated by the circumstances) opportunity to object to any such disclosure or to request confidential treatment thereof; and (z) a party may disclose Information as permitted under Section 12.1. The obligation not to disclose or use Information shall not apply to any part of such Information that
(i) is or becomes patented, published or otherwise part of the public domain other than by acts of the party obligated not to disclose such Information or its Affiliates or sublicensees in contravention of this Agreement; or (ii) is disclosed to the receiving party or its Affiliates or sublicensees by a third party, provided such Information was not obtained by such third party directly or indirectly from the other party under this Agreement on a confidential basis; or (iii) prior to disclosure under the Agreement, was already in the possession of the receiving party or any of its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other party under this Agreement; or (iv) is disclosed in a press release agreed to by both parties under Section 11.3 below. Notwithstanding anything to the contrary herein, TAP shall be entitled to disclose Information to Abbott Laboratories and Takeda Chemical Industries, Ltd. on condition that such entities agree to keep the Information confidential for the same time periods and to the same extent as TAP is required to keep the Information confidential, provided that TAP shall be responsible for any breach by Abbott Laboratories or Takeda Chemical Industries, Ltd. of any such confidentiality obligations.

          11.3 PUBLICITY REVIEW. Except as required by applicable law, rule or regulation, neither party shall make any material statement to the public regarding the execution and the subject matter of this Agreement, the work under the Research Program or any other aspect of this Agreement, without the prior written consent of the other party, except for statements for which consent has previously been obtained or which have been previously disclosed, or as otherwise set forth in this Agreement. Any of such statements may be made by LIGAND to a third party (a) to whom LIGAND is seeking to sell an equity interest, e.g., common or preferred stock or an instrument convertible into common or preferred stock, (b) from whom LIGAND is


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                                      -21-
seeking a loan or (c) with whom LIGAND is engaging in merger or acquisition discussions; provided that such third party is bound under obligations of confidentiality similar to those of this Article 11. LIGAND and TAP shall not disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party, except as set forth in this Section 11.3.

                                   ARTICLE 12
                                   ----------
                                   PUBLICATION
                                   -----------

          12.1 NOTICE OF PUBLICATION. During the term of the Agreement, LIGAND and TAP each acknowledge the other party's interest in publishing certain of its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. Consequently, either party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such party as part of the Research Program (the "Publishing Party") shall transmit to the other party (the "Reviewing Party") a copy of the proposed written publication or an outline of such oral disclosure at least *** days prior to submission for publication or oral disclosure. Both parties shall use reasonable best efforts to ensure that proposed written publication relating to work on Research Compounds either performed or sponsored by a party will be forwarded to the other party for review. In all instances, the Reviewing Party shall have the right (a) to propose modifications to the publication for patent, trade secret or commercial reasons and (b) to request a reasonable delay in or avoidance of publication in order to protect patentable information and trade secrets, the disclosure of which would materially affect the interests of the Reviewing Party under this Agreement. Subject to Article 13, a party shall have the right in its own discretion to seek patents on inventions made solely by its own employees.

          12.2 TIMING OF PUBLICATION. If the Reviewing Party requests such a delay or avoidance, the Publishing Party shall delay submission or presentation of the publication for a period of *** to enable modification as provided in
Section 12.1 or patent applications protecting each party's rights in such information to be filed in accordance with Article 13 below. Upon the expiry of *** from transmission to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the presentation, respectively, unless the Reviewing Party has requested the delay or avoidance described above.

                                   ARTICLE 13
                                   ----------
                                     PATENTS
                                     -------

          13.1 OWNERSHIP OF INVENTIONS, APPLICATIONS FOR PATENT AND PATENTS. Subject to such rights as are granted under this Agreement, the ownership of Inventions (as defined herein) shall be as follows: (a) LIGAND shall own the entire right, title and interest in and to all Inventions (and patents thereon) made solely by its employees or others (other than TAP, TAP Affiliates, TAP employees and TAP consultants) acting on behalf of LIGAND in the course of performing work under the Research Program ("LIGAND Invention"); (b) TAP shall own the entire right,


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                                      -22-
title and interest in and to all Inventions (and patents thereon) made solely by its employees or others (other than LIGAND, LIGAND Affiliates, LIGAND employees and LIGAND consultants) acting on behalf of TAP in the course of performing work under the Research Program ("TAP Invention"); (c) the parties shall jointly own the right, title and interest in and to all Inventions (and patents thereon) made jointly by their employees or others in the course of performing work under the Research Program ("Joint Invention"), subject to the rights granted each party under this Agreement; and (d) all other inventions made by employees or others acting on behalf of either party (or solely by such persons and third parties) or jointly with employees or others acting on behalf of the other party shall be owned in accordance with United States laws of inventorship. For purposes of this Section 13.1, "Inventions" means all inventions, discoveries and improvements or other technology directed at a Research Compound, Clinical Candidate or Licensed Product and all processes or uses relating thereto, whether or not patentable, together with all patent applications or patents based thereon, made during and as a result of the Research Program. Any dispute regarding the inventorship of a LIGAND Invention, TAP Invention or Joint Invention that cannot be resolved pursuant to Section 13.2, shall be resolved through the procedure of Article 20 in which the Neutral shall be an independent patent counsel, mutually acceptable to the parties. Each party shall promptly disclose to the other party and the JRC or the parties' agreed upon designated representatives the conception or reduction to practice under the Research Program of Inventions by employees or others acting on behalf of such party. Each party hereby represents and agrees that they will use their reasonable best efforts to have all employees and other persons acting on its behalf in performing its obligations under this Agreement to agree to be obligated under a binding written agreement or applicable law to assign to such party or its Affiliate all Inventions made or developed by such employee or other person. LIGAND further represents and agrees that it will use its reasonable best efforts to obtain patents within the Patent Rights specific for a Clinical Candidate in Full Development and/or a Licensed Product.

          13.2 PATENT APPLICATIONS.

               13.2.1 PRIORITY FILINGS. When a LIGAND Invention, TAP Invention or Joint Invention has been made under the Research Program, such invention shall be promptly disclosed to the other party and the JRC as well as each party's respective patent counsel. The JRC shall consult with each party's respective patent counsel in its determination of whether such invention is a LIGAND, TAP, or Joint Invention. If the JRC and each party's respective patent counsel all agree on the determination of inventorship, such determination shall be conclusive. If, however, the JRC and the party's respective patent counsel cannot agree as to whether an invention is a LIGAND, TAP, or Joint Invention, the status of such an invention shall be determined pursuant to Article 20 of this Agreement. If a Joint Invention has been made under the Research Program, the JRC shall designate independent patent counsel that shall file such application, which shall be in the name of both parties as assignees or applicants as appropriate. The party or independent patent counsel filing the application with respect to a Joint Invention made under the Research Program shall give the other party an opportunity to review the text of the application before filing, and in good faith shall consider and incorporate the reasonable requests of the other party. The party or independent patent counsel filing the application with respect to any LIGAND or TAP Invention or Joint Invention made under the Research Program shall supply the other party with a copy of the application as filed, together with notice of its filing date and serial number. In the event that the JRC is no longer in existence and a determination regarding inventorship under this Section 13.2.1 is necessary, a designated representative of each party shall act in the place of the JRC under this Section 13.2.1.

               13.2.2 FOREIGN FILING DECISIONS. No later than *** following the filing date of a priority patent application with respect to a Joint Invention made under the Research Program filed according to Section 13.2.1 above, the parties shall consult together, through the JRC, the parties' agreed upon designated representatives or otherwise, to determine whether such priority application with respect to such Joint Invention should be abandoned without replacement; abandoned and refiled; prosecuted within the country of filing only; or used as originally filed the basis for a claim of priority under the Paris Convention for corresponding applications in or designating other countries, or otherwise determine a foreign filing strategy.

               13.2.3 PROSECUTION AND MAINTENANCE. Subject to Section 13.2.1, LIGAND and TAP, as applicable, shall have the right, using commercially reasonable practices, to control the prosecution, issuance and maintenance of its Patent Rights with respect to each Invention made under the Research Program, and to select all patent counsel or other professionals to advise, represent or act for it in all matters relating to such Patent Rights. All costs incurred in connection therewith shall be borne by the party taking action with respect to such Patent Rights. In the case of Joint Inventions made under the Research Program, the JRC (or the parties' agreed upon designated representatives) shall designate the party which shall control the prosecution, issuance and maintenance of joint Patent Rights. The party controlling the prosecution, issuance and maintenance of such joint Patent Rights shall consider all reasonable requests of the other party with respect thereto. All costs incurred in connection with the prosecution, issuance and maintenance of such joint Patent Rights shall be *** . Each party shall inform the other party at regular intervals, or on request, about the status of all patent applications or patents for which it is responsible with respect to Inventions or Joint Inventions made under the Research Program.

          In the event that LIGAND or TAP elects not to file a patent application on an Invention or Joint Invention made under the Research Program in any country, or decides to abandon any pending application or issued patent claiming an Invention or Joint Invention made under the Research Program in any country, it shall provide adequate notice to the other party and give the other party the opportunity to file and/or pay an issuance fee and/or maintain such application and/or patent at such other party's own expense; provided, however, that should LIGAND or TAP elect not to file a patent application on a solely owned invention based on an election by the owner to maintain the invention as a trade secret, the other party shall have no right to file an application for patent on such invention.

          13.3 COOPERATION. Each party shall make reasonably available to the other party or its authorized attorneys, agents or representatives, its employees, agents or consultants necessary or appropriate to enable the other party to file, prosecute and maintain patent applications and/or resulting patents claiming all Inventions or Joint Inventions made under the Research Program, as set forth in Section 13.2 above, for a period of time sufficient for such party to obtain the assistance it needs from such personnel. Where appropriate, each party shall sign or cause to


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                                      -24-
have signed all documents relating to said patent applications and/or patents at no charge to the other.

          13.4 NO OTHER TECHNOLOGY RIGHTS. Except as otherwise provided in this Agreement, under no circumstances shall a party hereto or its Affiliates or sublicensees, as a result of this Agreement, obtain any ownership interest or other right in any Research Compounds, Clinical Candidates, Licensed Products, technology, trade secrets, patents, pending patent applications, products, vaccines, antibodies, cell lines or cultures, or animals of the other party, including items owned, controlled or developed by the other, or transferred by the other to such party at any time pursuant to this Agreement.

          13.5 ENFORCEMENT OF PATENT RIGHTS. LIGAND and TAP each shall use good faith efforts to enforce their respective Patents Rights licensed hereunder, including their sole Inventions or Joint Inventions made under the Research Program, against infringers, and to consult with the other party both prior to and during said enforcement. Upon learning of infringement of such Patent Rights by a third party, LIGAND or TAP, as the case may be, promptly shall provide notice to the other party in writing of the fact and shall supply the other party with all evidence possessed by the notifying party pertaining to and establishing said infringement(s). The party whose Patent Rights allegedly are being infringed shall have *** from the date of receipt of notice under this
Section 13.5, or such lesser period of time if a *** period would result in material harm to, or the loss of a material right of, the other party (e.g., in the case of the filing of a paragraph 4 ANDA certification pursuant to 21 CFR
314.95 by one or more third parties), to file suit against at least one of the infringers, at its sole expense, following consultation with the other party. The party whose Patent Rights allegedly are being infringed shall not be obligated to bring or maintain more than one such suit at any time, unless the failure to bring more than one suit would result in material harm to, or the loss of a material right of the other party (e.g., in the case of the filing of a paragraph 4 ANDA certification pursuant to 21 CFR 314.95 by one or more third parties).



                                       ***



          If the party whose Patent Rights allegedly are being infringed does not, within *** of receipt of such notice or such lesser period of time if a *** period would result in material harm to, or the loss of a material right of, the other party (e.g., in the case of the filing of a paragraph 4 ANDA certification pursuant to 21 CFR 314.95 by one or more third parties), file suit to enforce its Patent Rights against at least one infringing party in a country of the Territory, the other party shall have the right to take whatever action it deems appropriate in its own name or, if required by law, in the name of the party whose Patent Rights allegedly are being infringed, to enforce such Patent Rights. LIGAND and TAP shall fully cooperate with each other in the planning and


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                                      -25-
execution of any action to enforce Patent Rights. The other party shall be fully consulted during any enforcement action, including any settlement negotiations, and shall, to the extent legally permissible under the law, be entitled to join such action at its own expense. In addition, the other party shall be required to join such enforcement action at the enforcing party's expense if (i) this is requested by the enforcing party and (ii) is required to maintain any such enforcement action.

          All monies recovered upon the final judgment or settlement of any suit under this Section 13.5 shall, after reimbursement of expenses, (a) to the extent such infringement occurred prior to First Commercial Sale, be shared by LIGAND and TAP in a ratio equal to *** percent (***%) for the party who pursued such action to *** percent ( *** %) for the other party and (b) to the extent such infringement occurred after First Commercial Sale, be treated as *** with respect to the division between the parties.

          The parties shall confer and agree upon strategies for enforcement of jointly owned Patent Rights. In the absence of any other agreement as to the enforcement of jointly owned Patent Rights, during the Research Program Term, TAP shall have the right to enforce jointly owned Patent Rights arising from sale of a Licensed Product within the TAP Field and LIGAND shall have the right to enforce jointly owned Patent Rights arising from sale of a product within the LIGAND Field. After expiration or termination of the Research Program Term, in the absence of any agreement between the parties, each party shall have the right to enforce the jointly owned Patent Rights at its own expense and retain any award of damages and expenses.

          13.6 UNAUTHORIZED USE OF PATENT RIGHTS. Neither LIGAND nor TAP shall willfully take any action which would, directly or indirectly, infringe, or induce or contribute to the infringement of, one or more claims of any issued patent of the other party or any of its Affiliates, except to the extent such action is authorized by a license or other right granted under this Agreement.

          13.7 SUMMARY OF INVENTIONS. The JRC shall maintain a summary of all Inventions disclosed to it under Section 13.1. The list will be updated at least annually and within one hundred eighty (180) days of the expiration or termination of the Research Program Term.

                                   ARTICLE 14
                                   ----------
                              TERM AND TERMINATION
                              --------------------

          14.1 EXPIRATION. Unless terminated earlier by agreement of the parties or pursuant to this Article 14, this Agreement shall expire on the expiration of the last party's obligations to pay royalties under this Agreement.

          14.2 LIMITED RIGHTS TO TERMINATE FOR BREACH. A party shall not have the right to terminate this Agreement for breach by the other party and shall seek remedies, both equitable and legal, for breach and in other disputes using the procedure of Article 20 except to the extent that Article 20 is limited by its own terms. If:


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                                      -26-

          (i)  the Neutral, in accordance with the procedures set forth in
               Article 20 renders a ruling (an "Adverse Ruling") that a party has materially breached this Agreement by (x) materially failing to make milestone payments with respect to a Clinical Candidate or Licensed Product as and when due, or (y) materially failing to make royalty payments with respect to a Licensed Product as and when due, and

          (ii) the breaching party has materially failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance or, if no time period is stated, within *** thereafter, and

          (iii) the other party has served notice upon the breaching party to undertake the actions specified to comply with the terms of the Adverse Ruling and the breaching party has materially failed, within *** of such notice, to undertake such action, then the other party shall have the right

               (A) where the basis for the Adverse Ruling is the breaching party's material failure to make the milestone payments with respect to a Clinical Candidate or Licensed Product as and when due, to terminate any license granted by it under this Agreement with respect to such Clinical Candidate or Licensed Product by delivering written notice to the breaching party within *** after expiration of the *** period under Section 14.2(iii) above, or

               (B) where the basis for the Adverse Ruling is the breaching party's material failure to make the royalty payments with respect to a Licensed Product to terminate any license granted by it under this Agreement with respect to such Licensed Product by delivering written notice to the breaching party within *** after expiration of the *** period under paragraph 14.2(iii) above, and where, according to the Adverse Ruling, royalties should have been paid with respect to sales of such Licensed Product but were not paid. Termination of the Agreement does not relieve either party of the obligation to make any payments that have accrued, but not yet been paid, at the time of termination.

          14.3 EFFECT OF TERMINATION. In the event of termination hereunder by TAP, all licenses granted under this Agreement to TAP for Clinical Candidates which are at that time in Full Development or commercialization, or Research Compounds selected by TAP in accordance with Sections 6.4 or 6.5 shall not be affected and shall continue in full force and effect, subject to TAP's obligation to make milestone and royalty payments pursuant to Article 7 herein, and TAP shall have the right to exercise all such licenses. All licenses granted under this Agreement to LIGAND shall automatically terminate upon such termination by TAP, except with respect to any compounds in development by LIGAND pursuant and subject to LIGAND'S obligations


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                                      -27-
under Sections 6.3, 6.4 and 6.5 herein. In the event of termination hereunder by LIGAND, all licenses granted under this Agreement to LIGAND shall not be affected and shall continue in full force and effect, and LIGAND shall have the right to exercise all licenses provided under this Agreement. All licenses granted under this Agreement to TAP shall automatically terminate upon such termination by LIGAND. Termination of this Agreement by LIGAND shall not affect TAP's obligations to pay milestones on any Clinical Candidates for which TAP retains a license hereunder or royalties on Licensed Products resulting therefrom. The provisions of Articles 1 and 2, Sections 3.2, 3.4, 3.5, 3.6, 3.7, 5.2, 5.3 and 5.4, and Articles 6-15 and 18-21, as they may apply, shall survive the expiration or termination of the Agreement. Any rights and obligations which have accrued prior to termination or expiration of this Agreement in any respect shall survive such termination or expiration.

          14.4 BANKRUPTCY. Either party shall have the right to terminate this Agreement by delivering sixty (60) days prior written notice to the other party in the event of the other party's bankruptcy (not to include reorganization) or insolvency, provided that applicable federal bankruptcy laws shall apply.

                                   ARTICLE 15
                                   ----------
                                    INDEMNITY
                                    ---------

               15.1.1 DIRECT INDEMNITY. Each party shall indemnify and hold the other party, its Affiliates and sublicensees harmless, and hereby forever releases and discharges the other party, its Affiliates and sublicensees, from and against all claims, demands, liabilities, damages and expenses, *** (collectively, "Liabilities") arising out of ***

          15.2 OTHER INDEMNITY. Each party shall indemnify and hold the other party, its Affiliates and sublicensees harmless from and against all Liabilities suffered or incurred in connection with ***

          15.3 PROCEDURE. A party (the "Indemnitee") that intends to claim indemnification under this Article 15 shall promptly notify the other party (the "Indemnitor") of any Liability or action in respect of which the Indemnitee or any of its Affiliates or sublicensees intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; PROVIDED, HOWEVER, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 15 shall not apply to amounts paid in settlement of any loss, claim,


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                                      -28-
damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 15, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 15. The Indemnitee under this Article 15, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

          15.4 INSURANCE. TAP shall maintain, through self-insurance or otherwise, insurance with respect to the development, manufacture and sale of Licensed Products in such amount as TAP customarily maintains with respect to its other products. TAP shall maintain such insurance for so long as it continues to develop, manufacture or sell any Licensed Products, and thereafter for so long as TAP maintains insurance for itself covering such manufacture or sales. The requirement to maintain insurance shall apply MUTATIS MUTANDIS to LIGAND in the circumstance where LIGAND acquires the right under this Agreement to commercialize products.

          15.5 INDEMNITY EXCLUSION. A party that relinquishes rights to a Research Compound, Clinical Candidate or Licensed Product to the other party shall not be obligated to indemnify the other party, its Affiliates or sublicensees under Sections 15.1 and 15.2 with respect to their use of information obtained from the relinquishing party as a result of the relinquishing of rights to the Research Compound, Clinical Candidate or Licensed Product.

                                   ARTICLE 16
                                   ----------
                                  FORCE MAJEURE
                                  -------------

          Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

                                   ARTICLE 17
                                   ----------
                                   ASSIGNMENT
                                   ----------

          This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred *** ; PROVIDED, HOWEVER, that *** may, without such consent, assign this Agreement and its rights and obligations hereunder in connection *** . Any permitted assignee shall assume all obligations of its assignor under this Agreement.


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                                   ARTICLE 18
                                   ----------
                     NOTIFICATION OF PATENT TERM RESTORATION
                     ---------------------------------------

          LIGAND or TAP, as the case may be, shall notify the other party of (a) the issuance of each U.S. patent, or foreign patent where extension is possible, included within the Patent Rights, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the Patent Rights which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the "Act") or equivalent foreign laws, including notices pursuant to ss.ss. 101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA"). Such notices shall be given promptly, but in any event within five (5) calendar days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable. LIGAND or TAP, as the case may be, shall discuss relevant issues and decide upon appropriate action with respect to patent term restoration under the Act, any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the Patent Rights. Likewise, LIGAND or TAP, as the case may be, shall inform the other party of patent extensions and periods of data exclusivity in the rest of the world regarding any Licensed Product. In the instance where a TAP Licensed Product is covered by only one (1) LIGAND patent, and the same LIGAND patent covers additional products of other LIGAND licensees, then TAP shall have priority to obtain the benefit of a patent term restoration of said LIGAND patent, provided that TAP licensed said LIGAND patent prior to the other LIGAND licensee(s). In cases where there is more than one patent within the Patent Rights covering a Research Compound, TAP shall have the right, at its sole discretion, to choose which of such patents to apply for patent term restoration under the Act or equivalent foreign law.

                                   ARTICLE 19
                                   ----------
                                  SEVERABILITY
                                  ------------

          Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. In any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.

                                   ARTICLE 20
                                   ----------
                               DISPUTE RESOLUTION
                               ------------------

          20.1 The parties recognize that from time to time a dispute may arise relating to either party's rights or obligations under this Agreement. The parties agree that any such dispute, except one having to do with the scope, enforceability, infringement or validity of a patent or trade secret, shall be resolved by the Alternative Dispute Resolution ("ADR") provisions set forth herein, the result of which shall be binding upon the parties.

          20.2 To begin the ADR process, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within *** after such notice is received (all references to "days" in this ADR provision are to calendar days). If the matter has not been resolved within *** of the notice of dispute, or if the parties fail to meet within such *** either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

               20.2.1 To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within *** after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

               20.2.2 Within *** following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral party (hereinafter "Neutral") to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable Neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a Neutral pursuant to the following procedures:

                    (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fifteen (15) days after receipt of the request, along with a CURRICULUM VITAE for each candidate. No candidate shall be an employee, director, shareholder, distributor, licensor, licensee, or have any other direct affiliation with either party or any of their subsidiaries or Affiliates or Abbott Laboratories or Takeda Chemical Industries, Ltd.

                    (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

                    (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within fifteen (15) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

                    (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the Neutral the candidate for whom the parties


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                                      -31-
                         collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the Neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in Sections 20.2(a) - 2(d) shall be repeated.

               20.2.3 In the event of a dispute between the parties relating to the calculation of any royalties or the amount of other consideration payable under this Agreement (including, without limitation, the results of any audit conducted on behalf of a party pursuant to this Agreement), then, in addition to the procedure set forth in Section 20.2.2 above, the Neutral shall be a partner or full member of an internationally recognized certified public accounting firm which is not an auditing firm for either party and has not provided material services to either party during the last two (2) year period prior to the date of ADR initiation.

          20.3 No earlier than *** or later than *** after selection, the Neutral shall hold a hearing to resolve each of the issues identified by the parties. Each party may be represented by counsel. Prior to the hearing the parties shall be entitled to engage in discovery under procedures of the Federal Rules of Civil Procedure, provided, however, that a party may not submit more than *** written interrogatories or take more than *** depositions. There shall not be any, and the Neutral shall not permit, any discovery within *** of the hearing. The Neutral shall have sole discretion regarding the admissibility of evidence and conduct of the hearing. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the Neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or Affiliates or Abbott Laboratories or Takeda Chemical Industries, Ltd.

          20.4 At least *** prior to the hearing, each party shall submit the following to the other party and the Neutral:

               (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the Neutral;


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                                      -32-

               (b) a pre-hearing brief (up to 20 pages), and a proposed disposition of the dispute (up to 5 pages). The proposed disposition shall be limited to proposed rulings and remedies on each issue, and shall contain no argument on or analysis of the facts or issues; provided, however, that the parties will not present proposed monetary remedies.

               (c) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

Except as expressly set forth in Sections 20.3 and 20.4(a) - 4(c), no additional discovery shall be required or permitted by any means.

          20.5 The hearing shall be conducted on up to five (5) consecutive days and shall be governed by the following rules:

               (a) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

               (b) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

               (c) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

               (d) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

          20.6 Within *** following completion of the hearing, each party may submit to the other party and the Neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.


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                                      -33-

          20.7 The Neutral shall rule on each disputed issue within *** following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The Neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

          20.8 The Neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

               (a) If the Neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay *** % of such fees and expenses.

               (b) If the Neutral rules in favor of one party on some issues and the other party on other issues, the Neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The Neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

          20.9 The rulings of the Neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

          20.10 Except as provided in Section 20.9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Information. The Neutral shall have the authority to impose sanctions for unauthorized disclosure of Information.

                                   ARTICLE 21
                                   ----------
                                  MISCELLANEOUS
                                  -------------

          21.1 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier), or internationally recognized overnight courier, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

         If to LIGAND:                      LIGAND Pharmaceuticals Incorporated
                                            10275 Science Center Drive
                                            San Diego, California 92121


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                                      -34-

                                            Attention:  President
                                            With a copy to:  General Counsel
                                            Fax:  (858) 550-1825

         If to TAP:                         TAP Pharmaceutical Products Inc.
                                            675 North Field Drive
                                            Lake Forest, Illinois 60045
                                            Attention:  President
                                            With a copy to:  General Counsel
                                            Fax:  (847) 582-5007

          21.2 APPLICABLE LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws provision, except as set forth in the immediately following sentence, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The status of information claimed as a trade secret shall be governed by the law of the jurisdiction in which the party claiming the information as a trade secret has its principal place of business. As used in this Agreement, the term "trade secret" when applied to information claimed by TAP to be a trade secret shall have the meaning ascribed under the Illinois Trade Secrets Act, and when applied to information claimed by LIGAND to be a trade secret shall have the meaning ascribed under the California Uniform Trade Secrets Act, Cal. Un. Code.

          21.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, including the Confidential Disclosure Agreements entered into between the parties on July 19, 2000, as amended February 22, 2001 and February 22, 2001, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

          21.4 HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

          21.5 INDEPENDENT CONTRACTORS. It is expressly agreed that LIGAND and TAP shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither LIGAND nor TAP shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the party to do so.

          21.6 U.S. EXPORT LAWS AND REGULATIONS. Each party warrants and represents to the other that it does not intend to, nor will it export from the United States or re-export from any foreign country, or permit a third party to export or re-export technology or technical information of the other party, to a country where such export or re-export would be in violation of U.S. Export Administration Regulations.

          21.7 WAIVER. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

          21.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


---------------------------------------     -----------------------------------
TAP PHARMACEUTICAL PRODUCTS INC.            LIGAND PHARMACEUTICALS INCORPORATED
---------------------------------------     -----------------------------------


By:   /S/ H. THOMAS WATKINS                 By:   /S/ DAVID E. ROBINSON
   ------------------------------------         ------------------------------
         H. Thomas Watkins                            David E. Robinson
Title:   President                           Title:   President & Chief
                                                      Executive Officer
Date:             7/5/01                     Date:       6/22/01

                                    EXHIBIT A
                                RESEARCH PROGRAM
                         DRAFT TECHNICAL OPERATING PLAN

                        Ligand-TAP SARM Research Program
                            Technical Operating Plan

     A.   Overview

          The proposed Research Program will be an integrated drug discovery program, focusing on the identification and development of novel, non-steroidal androgen receptor modulators, pursuant to the terms of the Agreement. The Research Program is anticipated to run for an initial term of 36 months, with potential to extend for up to two
          (2) additional one (1)-year terms.

          This document sets forth a technical operating plan (the
          "Technical Operating Plan") for the Research Program research and development activities, including additional disease-model profiling & development support as required for LGD2226, identification & profiling of a Back-up candidate to LGD2226, and discovery of second-generation Research Compounds targeted for indications in the TAP Field. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement.

     B.   Goals, Rationale, and Product Profile(s)

          1.   Goals

                                       ***



          2.   Rationale

                                       ***



          3.   Product Profiles


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                                      -3-

                        Ligand-TAP SARM Research Program
                            Technical Operating Plan


                                       ***





     C.   Research Program Headcount and Operations

                                       ***



          1.   Research Program Headcount

                                       ***




-------------------------------------------------------------------------
                   PROPOSED SARM RESEARCH PROGRAM RESOURCING -
--------------------------------------- ---------------------------------
      ***                      ***
------------------ ------------------------------ --------- -------------
      ***                      ***                  ***         ***
------------------ ------------------------------ --------- -------------
      ***                      ***                  ***         ***
------------------ ------------------------------ --------- -------------
      ***                      ***                  ***         ***
------------------ ------------------------------ --------- -------------
      ***                      ***                  ***         ***
------------------ ------------------------------ --------- -------------
      ***                      ***                  ***         ***
------------------ ------------------------------ --------- -------------
      ***                      ***                  ***         ***
------------------ ------------------------------ --------- -------------


                                       ***

          2.   Research Team


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                                      -4-

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                        Ligand-TAP SARM Research Program
                            Technical Operating Plan



                                       ***



          3.   Joint Research Committee (JRC)

                                       ***



     D.   Research Program *** Objectives

                                       ***



     E.   Research Plan

                                       ***



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                                      -5-

                        Ligand-TAP SARM Research Program
                            Technical Operating Plan


                 DRAFT 2ND-GENERATION SARM DISCOVERY FLOWSCHEME





                                      ***














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                                      -6-

                                    EXHIBIT B
                           LIGAND'S SELECTIVE ANDROGEN
                               RECEPTOR MODULATORS





                                      ***
















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